EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-171483 on Form F-3, No. 333-179182 on Form S-8 and No. 333-171217 on Form S-8 of our report dated March 27, 2013 relating to the consolidated financial statements of Gerdau S.A., appearing in this Annual Report on Form 20-F of Gerdau S.A. for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu Auditores Independentes
Porto Alegre, Brazil
March 28, 2013